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                                                                    EXHIBIT 11.1


                      NETSCAPE COMMUNICATIONS CORPORATION
                        STATEMENTS OF EARNING PER SHARE
                                  (unaudited)
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

                                                          Three Months Ended
                                                               March 31,
                                                          -------------------
                                                            1996        1995
                                                          -------     -------
Primary:
  Weighted average common stock outstanding                 81,263     37,101
  Stock related to SAB No.64 and 83                              -     29,651
  Net effect of dilutive stock options based on the
   treasury stock method using average market price          3,817          -
                                                          --------   --------
    Total weighted average common and
     common equivalent shares outstanding                   85,080     66,752
                                                           =======    =======
Net income (loss)                                          $ 4,712    $(3,851)
                                                           =======    =======
Net income (loss) per share                                $  0.06    $ (0.06)
                                                           =======    =======

Fully diluted:
  Weighted average common stock outstanding                 81,263     37,101
  Stock related to SAB No.64 and 83                              -     29,651
  Net effect of dilutive stock options based on the
   treasury stock method using quarter-end market price      3,817          -
                                                          --------   --------
    Total weighted average common and
     common equivalent shares outstanding                   85,080     66,752
                                                           =======    =======
Net income (loss)                                          $ 4,712    $(3,851)
                                                           =======    =======
Net income (loss) per share                                $  0.06    $ (0.06)
                                                           =======    =======

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